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                                                                  Exhibit 10(77)



                    Amendment dated as of November 15, 2000,
               to the Harrah's Entertainment, Inc. ("the Company")
                Executive Deferred Compensation Plan (the "Plan")



      Pursuant to approval granted by the Human Resources Committee of the Company's Board of Directors, Section 3.2 of the Plan is amended by adding the following subsection (f):

      "(f)      For all Participants, the deferral of Compensation into the Plan will cease effective March 31, 2001."

      IN WITNESS WHEREOF, this amendment has been executed as of the 15th day of November, 2000.


                                    /s/ ELAINE LO
                                    ----------------------------
                                    Elaine Lo, Vice President
                                    Compensation and Benefits